EXHIBIT 99.1

Steel Partners Holdings
Pro Forma Condensed Consolidated Financial Information
(Unaudited)

On May 1, 2023, Steel Partners Holdings L.P. ("Steel Partners," "SPLP" or the "Company") and Steel Connect, Inc. ("Steel Connect" or "STCN") executed a series of agreements, in which the Company and certain of its affiliates (the "Steel Partners Group") transferred certain marketable securities held by the Steel Partners Group to Steel Connect in exchange for 3.5 million shares of Series E Convertible Preferred Stock of Steel Connect (the "Series E Convertible Preferred Stock" and such transfer and related transactions, the "Exchange Transaction"). Following recent approval by the Steel Connect stockholders pursuant to NASDAQ Marketplace Rules, the Series E Convertible Preferred Stock is convertible into an aggregate of 184.9 million shares of Steel Connect common stock, par value $0.01 per share, and will vote together with the Steel Connect common stock and participate in any dividends paid on the Steel Connect common stock, in each case on an as-converted basis. Upon conversion of the Series E Convertible Preferred Stock, the Steel Partners Group would hold approximately 85.0% of the outstanding equity interests of Steel Connect.

The following unaudited pro forma condensed combined financial statements have been prepared to illustrate the estimated effects of the Exchange Transaction and give effect to the Exchange Transaction under the acquisition method of accounting in accordance with Accounting Standards Codification ("ASC") 805, Business Combinations ("ASC 805"), with Steel Partners treated as the legal and accounting acquirer. The pro forma financial information has been prepared by SPLP in accordance with Article 11 of Regulation S-X. The pro forma financial information reflects transaction related adjustments management believes are necessary to present fairly SPLP's pro forma results of operations and financial position following the closing of the Exchange Transaction as of and for the periods indicated. The transaction related adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and reflective of adjustments necessary to report SPLP's financial condition and results of operations as if the Exchange Transactions were completed. The unaudited pro forma condensed combined balance sheet as of March 31, 2023 is based on the individual historical consolidated balance sheets of the Company and Steel Connect and has been prepared to reflect the Exchange Transaction as if it had occurred on March 31, 2023, which was the end of the Company’s first quarter in the fiscal year 2023 ending December 31, 2023. The unaudited pro forma condensed combined statements of income for the quarter ended March 31, 2023 and year ended December 31, 2022 combines the historical results of operations of the Company and Steel Connect and have been prepared to reflect the Exchange Transaction as if it had occurred on January 1, 2022.

The Company’s fiscal year ends each year on December 31, and Steel Connect’s fiscal year ends each year on July 31. As a consequence of these different fiscal years:

•the unaudited pro forma condensed combined balance sheet as of March 31, 2023 combines the Company's historical unaudited consolidated balance sheet as of March 31, 2023, which was the end of the Company's first quarter of 2023, and Steel Connect's historical unaudited condensed consolidated balance sheet as of April 30, 2023, which was the end of Steel Connect's third fiscal quarter of 2023;
•the unaudited pro forma condensed combined statement of income for the quarter ended March 31, 2023 combines the Company's historical unaudited results of operations for the three months ended March 31, 2023, which represents the Company's first quarter of 2023, and Steel Connect's historical unaudited results of operations for the three months ended April 30, 2023, which represents Steel Connect's third fiscal quarter of 2023; and
•the unaudited pro forma condensed combined statement of income for the year ended December 31, 2022 combines the Company's historical audited results of operations for the year ended December 31, 2022, and Steel Connect's historical unaudited results of operations for the four fiscal quarters ended January 31, 2023.

The unaudited pro forma condensed combined statements of income for the quarter ended March 31, 2023 and the year ended December 31, 2022 do not reflect future events that may occur after the Exchange Transaction, including, but not limited to, the anticipated realization of ongoing savings from operating synergies; and certain one-time charges the Company expects to incur in connection with the transaction, including, but not limited to, costs in connection with integrating the operations of the Company and Steel Connect.

The following unaudited pro forma condensed combined financial statements are for informational purposes only and do not purport to indicate the results that actually would have been obtained had the Exchange Transaction been completed on the assumed dates or for the periods presented, or which may be realized in the future. To prepare the unaudited pro forma condensed combined financial statements, Steel Connect’s assets and liabilities were adjusted to their estimated fair values based on preliminary valuation work, which are subject to change during the measurement period (up to one year from the acquisition date). As of the date of the filing of the Current Report on Form 8-K with which this Exhibit 99.1 is filed, Steel Partners has not completed the detailed valuation work necessary to finalize the required estimated fair values of Steel Connect's assets acquired and liabilities assumed and the related allocation of purchase price, nor has the Company identified all adjustments necessary to conform Steel Connect’s accounting policies to the Company's accounting policies. The Company is currently conducting a final review of Steel Connect's accounting policies as of the date of the completion of the Exchange Transaction in an effort to determine if differences in accounting policies require adjustment or reclassification of Steel Connect’s results of operations or reclassification of assets or liabilities to conform to the Company's accounting policies and classifications, and accordingly, may identify differences that, when conformed, could have an impact on the accompanying unaudited pro forma condensed combined financial statements. A final determination of the fair value of Steel Connect’s assets and liabilities will be based on the actual net tangible and intangible assets and liabilities of Steel Connect that existed as of the date of completion of the Exchange Transaction. Consequently, the purchase price allocation included in the unaudited pro forma condensed combined financial statements is preliminary and is subject to further adjustments as additional information becomes available and as additional analyses are performed. Further, the preliminary purchase price allocation has been made solely for the purpose of preparing the unaudited pro forma condensed combined financial statements. The preliminary purchase price allocation was based on reviews of publicly disclosed allocations for other acquisitions in the industry, historical experience, data that were available through the public domain and the Company's due diligence review of Steel Connect's business. Incremental valuation work is currently being performed and any increases or decreases in the fair value of relevant balance sheet amounts will result in adjustments to the balance sheet and/or statements of income until the purchase price allocation is finalized. There can be no assurance that such finalization will not result in material changes from the preliminary purchase price allocation included in the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the following:

•the accompanying notes to the unaudited pro forma condensed combined financial statements;
•Steel Partners unaudited consolidated financial statements and related notes thereto contained in its Quarterly Report on Form 10-Q filed with the SEC on May 5, 2023;
•Steel Partners audited consolidated financial statements and related notes thereto contained in its Annual Report on Form 10-K filed with the SEC on March 8, 2023;
•Steel Connect's unaudited consolidated financial statements as of and for its third quarter and nine months ended April 30, 2023 and related notes thereto contained in its Quarterly Report on Form 10-Q filed with the SEC on June 12, 2023;
•Steel Connect's audited consolidated financial statements as of and for its fiscal year ended July 31, 2022 and related notes thereto contained in its Annual Report on Form 10-K filed with the SEC on November 9, 2022; and
•Steel Connect’s unaudited consolidated financial statements as of and for its second quarter and six months ended January 31, 2023 and related notes thereto contained in its Quarterly Report on Form 10-Q filed with the SEC on March 15, 2023

Unaudited Pro Forma Condensed Combined Balance Sheet As of March 31, 2023 (in thousands)

	SPLP Historical	STCN Historical	Pro Forma Adjustments	Note References	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$305,054	$62,738	$—		$367,792
Trade and other receivables, net	199,595	36,948	(788)	3e	235,755
Loans receivable, including loans held for sale, net	1,314,173	—	—		1,314,173
Inventories, net	220,911	6,919	—		227,830
Funds held for clients	—	3,158	(3,158)	3a	—
Prepaid expenses and other current assets	42,444	4,985	3,158	3a	50,587
Total current assets	2,082,177	114,748	(788)		2,196,137
Long-term loans receivable, net	495,572	—	—		495,572
Goodwill	125,910	—	20,000	3b	145,910
Other intangible assets, net	91,370	—	36,000	3c	127,370
Other non-current assets	162,045	3,899	—		165,944
Property, plant and equipment, net	240,108	3,401	—		243,509
Operating lease right-of-use assets	49,716	28,892	350	3d	78,958
Long-term investments	305,960	—	(62,916)	3m, 3n	243,044
Total Assets	$3,552,858	$150,940	$(7,354)		$3,696,444
LIABILITIES AND CAPITAL
Current liabilities:
Accounts payable	$120,080	$26,290	$—		$146,370
Accrued liabilities	106,898	29,154	(1,277)	3e, 3g, 3y	134,775
Deposits	1,572,301	—	—		1,572,301
Short-term debt	987	—	—		987
Current portion of long-term debt	67	—	—		67
Funds held for clients	—	3,064	(3,064)	3f	—
Current lease obligations	—	7,994	(7,994)	3f	—
Other current liabilities	67,197	13,760	1,623	3f, 3h	82,580
Total current liabilities	1,867,530	80,262	(10,712)		1,937,080
Long-term deposits	281,900	—	—		281,900
Long-term debt	182,205	11,586	(11,586)	3i, 3j	182,205
Other borrowings	31,692	—	—		31,692
Preferred unit liability	152,908	—	—		152,908
Accrued pension liabilities	87,864	—	4,337	3k	92,201
Deferred tax liabilities	48,161	—	(27,795)	3k, 3l, 3z	20,366
Long-term operating lease liabilities	42,756	21,260	—		64,016
Other non-current liabilities	38,001	5,546	(4,575)	3k	38,972
Total Liabilities	2,733,017	118,654	(50,331)		2,801,340
Commitments and Contingencies
Series C redeemable preferred stock	—	35,175	(35,175)	3o, 3p	—
Capital:
Partners' capital common units	969,425	—	26,363	3l, 3p, 3y, 3z	995,788
Common stock	—	609	(609)	3p	—
Additional paid-in capital	—	7,479,891	(7,479,891)	3p	—
Accumulated deficit	—	(7,487,450)	7,487,450	3p	—
Accumulated other comprehensive loss	(150,781)	4,061	(4,061)	3p	(150,781)
Total Partners' Capital	818,644	(2,889)	29,252		845,007
Noncontrolling interests in consolidated entities	1,197	—	48,900	3q	50,097
Total Capital	819,841	(2,889)	78,152		895,104
Total Liabilities and Capital	$3,552,858	$150,940	$(7,354)		$3,696,444

Unaudited Pro Forma Condensed Combined Statement of Income
For the Quarter Ended March 31, 2023
(in thousands, except common units and per common unit data)

	SPLP Historical	STCN Historical	Pro Forma Adjustments	Note References	Pro Forma Combined

Revenue:
Total revenue	$445,371	$46,142	$—		$491,513
Costs and expenses:
Cost of goods sold	261,293	33,218	—		294,511
Selling, general and administrative expenses	114,954	12,619	425	3s	127,998
Finance interest expense	13,741	—	—		13,741
Provision for credit losses	7,806	—	—		7,806
Interest income	—	(452)	452	3r	—
Interest expense	5,986	914	(903)	3x	5,997
Realized and unrealized (gains) losses on securities, net	(607)	—	—		(607)
Other income, net	(1,176)	(4,037)	(452)	3r	(5,665)
Total costs and expenses	401,997	42,262	(478)		443,781
Income from operations before income taxes and equity method investments	43,374	3,880	478		47,732
Income tax provision	14,604	851	—		15,455
Loss of associated companies, net of taxes	3,967	—	(3,967)	3t	—
Net income	24,803	3,029	4,445		32,277
Net loss attributable to noncontrolling interests in consolidated entities	43	—	(491)	3u	(448)
Less: Preferred dividends on Series C redeemable preferred stock	—	519	(519)	3v	—
Net income attributable to common unitholders	$24,846	$—	$6,983	3w	$31,829
Net income attributable to common stockholders	$—	$2,510	$(2,510)	3w	$—
Net income per common unit - basic
Net income attributable to common unitholders	$1.15	—	$0.32		$1.47
Net income per common unit - diluted
Net income attributable to common unitholders	$1.09	—	$0.28		$1.37
Weighted-average number of common units outstanding - basic	21,685,794	—	—		21,685,794
Weighted-average number of common units outstanding - diluted	25,541,246	—	—		25,541,246

Unaudited Pro Forma Condensed Combined Statement of Income
For the Fiscal Year Ended December 31, 2022
(in thousands, except common units and per common unit data)

	SPLP Historical	STCN Historical	Pro Forma Adjustments	Note References	Pro Forma

Revenue:
Total revenue	$1,695,441	$206,736	$—		$1,902,177
Costs and expenses:
Cost of goods sold	1,096,936	158,180	—		1,255,116
Selling, general and administrative expenses	383,377	41,533	3,211	3s, 3y	428,121
Asset impairment charges	3,162	—	—		3,162
Finance interest expense	16,907	—	—		16,907
Provision for credit losses	23,177	—	—		23,177
Interest income	—	(529)	529	3r	—
Interest expense	20,649	3,282	(3,051)	3x	20,880
Gains from sales of businesses	(85,683)	—	—		(85,683)
Realized and unrealized (gains) losses on securities, net	(34,791)	—	—		(34,791)
Other income, net	(3,791)	(4,503)	(529)	3r	(8,823)
Total costs and expenses	1,419,943	197,963	160		1,618,066
Income from operations before income taxes and equity method investments	275,498	8,773	(160)		284,111
Income tax provision	73,944	11,129	(34,098)	3l	50,975
Income of associated companies, net of taxes	(4,611)	—	4,822	3t	211
Net income (loss) from continuing operations	206,165	(2,356)	29,116		232,925
Net income from discontinued operations	—	38,290	—		38,290
Net income	206,165	35,934	29,116		271,215
Net income attributable to noncontrolling interests in consolidated entities	(193)	—	(5,828)	3u	(6,021)
Less: Preferred dividends on Series C redeemable preferred stock	—	2,129	(2,129)	3v	—
Net income attributable to common unitholders	$205,972	$—	$59,222	3w	$265,194
Net income attributable to common stockholders	$—	$33,805	$(33,805)	3w	$—
Net income per common unit - basic
Net income attributable to common unitholders	$9.03	—	$2.59		$11.62
Net income per common unit - diluted
Net income attributable to common unitholders	$8.12	—	$2.21		$10.33
Weighted-average number of common units outstanding - basic	22,813,588	—	—		22,813,588
Weighted-average number of common units outstanding - diluted	26,869,440	—	—		26,869,440

Notes To Unaudited Pro Forma Condensed Combined Financial Statements

NOTE 1: Description of Transaction and Basis of Presentation

On May 1, 2023, Steel Partners Holdings L.P. ("Steel Partners", the "Company") and Steel Connect, Inc. ("Steel Connect") executed a series of agreements, in which the Company and certain of its affiliates (the "Steel Partners Group) transferred certain marketable securities held by the Steel Partners Group to Steel Connect in exchange for 3.5 million shares of Series E Convertible Preferred Stock of Steel Connect (the “Series E Convertible Preferred Stock”, and, such transfer and related transactions, the “Exchange Transaction”). Following recent approval by the Steel Connect stockholders pursuant to NASDAQ Marketplace Rules, the Series E Convertible Preferred Stock is convertible into an aggregate of 184.9 million shares of Steel Connect common stock, par value $0.01 per share (the “common stock” or “Common Stock”), and will vote together with the Steel Connect common stock and participate in any dividends paid on the Steel Connect common stock, in each case on an as-converted basis. Upon conversion of the Series E Convertible Preferred Stock, the Steel Partners Group would hold approximately 85.0% of the outstanding equity interests of Steel Connect. The Steel Partners Group, which held more than 50.0% ownership on a fully converted basis in Steel Connect upon the closing of the agreements related to the Exchange Transaction voted in favor of the stockholder proposal relating to the Series E Convertible Preferred Stock on June 6, 2023. The Exchange Transaction closed on May 1, 2023, which is the date that the consideration was exchanged between the Company and Steel Connect.

The accompanying unaudited pro forma condensed combined financial statements have been prepared to illustrate the estimated effects of the Exchange Transaction and give effect to the Exchange Transaction under the acquisition method of accounting in accordance with ASC 805, with Steel Partners treated as the legal and accounting acquirer. The pro forma financial information has been prepared by SPLP in accordance with Article 11 of Regulation S-X. The pro forma financial information reflects transaction related adjustments management believes are necessary to present fairly SPLP's pro forma results of operations and financial position following the closing of the Exchange Transaction as of and for the periods indicated. The transaction related adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and reflective of adjustments necessary to report SPLP's financial condition and results of operations as if the Exchange Transactions were completed. The unaudited pro forma condensed combined balance sheet as of March 31, 2023 is based on the individual historical consolidated balance sheets of the Company and Steel Connect and has been prepared to reflect the Exchange Transaction as if it had occurred on March 31, 2023, which was the end of the Company’s first quarter in the fiscal year ending December 31, 2023. The unaudited pro forma condensed combined statements of income for the quarter ended March 31, 2023 and year ended December 31, 2022 combines the historical results of operations of the Company and Steel Connect and has been prepared to reflect the Exchange Transaction as if it had occurred on January 1, 2022.

The unaudited pro forma condensed combined statement of income for the quarter ended March 31, 2023 and the year ended December 31, 2022 do not reflect future events that may occur after the merger, including, but not limited to, the anticipated realization of ongoing savings from operating synergies, and certain one-time charges the Company expects to incur in connection with the transaction, including, but not limited to, costs in connection with integrating the operations of Steel Partners and Steel Connect. The unaudited pro forma condensed combined financial statements are for informational purposes only and do not purport to indicate the results that actually would have been obtained had the Exchange Transaction been completed on the assumed dates or for the periods presented, or which may be realized in the future.

To prepare the unaudited pro forma condensed combined financial statements, Steel Connect’s assets and liabilities were adjusted to their estimated fair values based on preliminary valuation work. As of the date of the filing of the Current Report on Form 8-K with which this Exhibit 99.1 is filed, the Company has not completed the detailed valuation work necessary to finalize the required estimated fair values of the Steel Connect assets acquired and liabilities assumed and the related allocation of purchase price. A final determination of the fair value of Steel Connect’s assets and liabilities will be based on the actual net tangible and intangible assets and liabilities of Steel Connect that existed as of the date of completion of the Exchange Transaction.

As of the date of the filing of the Current Report on Form 8-K with which this Exhibit 99.1 is filed, the Company has not identified all adjustments necessary to conform Steel Connect’s accounting policies to Steel Partners accounting policies. The Company is currently conducting a final review of Steel Connect’s accounting policies as of the date of the completion of the Exchange Transaction in an effort to determine if differences in accounting policies require adjustment or reclassification of Steel Connect’s results of operations or reclassification of assets or liabilities to conform to Steel Partners' accounting policies and classifications, and accordingly, may identify differences that, when conformed, could have an impact on the accompanying unaudited pro forma condensed combined financial statements.

NOTE 2: Preliminary Consideration Transferred and Preliminary Fair Value of Net Assets Acquired

The unaudited pro forma condensed combined balance sheet has been adjusted to reflect the estimated fair values of Steel Connect’s identifiable assets acquired and liabilities assumed, and the excess of the consideration over these fair values is recorded to goodwill. The preliminary purchase price allocation was based on reviews of publicly disclosed allocations for other acquisitions in the industry, historical experience, data that were available through the public domain and the Company’s due diligence review of Steel Connect’s business. Incremental valuation work is currently being performed and any increases or decreases in the fair value of relevant balance sheet amounts will result in adjustments to the balance sheet and/or statements of income until the purchase price allocation is finalized. The preliminary estimated fair value of the consideration transferred on May 1, 2023 is presented as follows:

(in thousands, except per share amounts)	Note	Amount
Fair value of Aerojet Rocketdyne Holdings, Inc. ("Aerojet") common stock		$202,733

Fair value of previously held interests in Steel Connect:
Steel Connect common stock		14,910
Steel Connect Series C Preferred Stock		35,000
Steel Connect Convertible Note		13,006

Non-controlling interest at fair value		48,900

Less cash acquired		(65,896)

Total estimated purchase consideration, less cash acquired		$248,653

Prior to the Exchange Transaction the Company's investment in Steel Connect was accounted for in accordance with the equity method of accounting and its interests in Steel Connect were accounted for using the fair value option. The Company expects the Exchange Transaction will qualify as a tax-free exchange and results in the carryover of tax basis in the Aerojet common stock.

The preliminary estimated fair value of Steel Connect's assets acquired and liabilities assumed are presented as follows:

(in thousands)	Note	Amount
Preliminary recognized amounts of identifiable assets acquired and liabilities assumed:
Net book value of assets, excluding cash and debt, acquired as of May 1, 2023	a	$180,868
Increase in operating right-of-use assets for favorable leases	b	350
Identifiable intangible assets at fair value	c	36,000
Decrease in deferred tax liabilities, current	d	2,000
Decrease in other current liabilities	e	9,435
Goodwill	f	20,000
Net assets acquired at fair value		$248,653
a.Reflects the historical net book value of assets, excluding cash and debt, acquired from Steel Connect. The unaudited pro forma condensed combined balance sheet reflects the elimination of Steel Connect’s historical common stock, retained earnings, and accumulated other comprehensive income as part of purchase accounting.
b.Reflects increase recorded as part of purchase accounting for lease contracts with terms that are more favorable than are available in the current market.
c.Identifiable intangible assets expected to be acquired consist of the following:

(in thousands)	Amount
Acquired customer relationships	$25,500
Acquired indefinite lived trade name	10,500
Estimated fair value of identifiable intangible assets	$36,000

d.Reflects the estimated fair value adjustment to Steel Connect's deferred tax liabilities, current balance as part of purchase accounting.
e.Reflects the estimated fair value adjustment to Steel Connect's accrued pricing liability presented within other current liabilities balance as part of purchase accounting.
f.Goodwill is calculated as the difference between the fair value of the consideration transferred and the values assigned to the identifiable tangible and intangible assets acquired and liabilities assumed.

NOTE 3: Pro Forma Adjustments

a.Reflects funds held for clients of $3.2 million from Steel Connect’s historical balance sheet, which were reclassified to prepaid expenses and other current assets to conform their presentation to that of Steel Partners in the unaudited pro forma condensed consolidated balance sheet at March 31, 2023.
b.Reflects the goodwill recognized as part of purchase accounting (see also note 2f).
c.Reflects the fair value of intangible assets recognized as part of purchase accounting (see also note 2c).
d.Reflects the fair value adjustment to operating lease right-of-use assets recognized as part of purchase accounting (see also note 2b).
e.Reflects the elimination of intercompany balances and transactions between Steel Partners and Steel Connect, specifically the $0.8 million receivable from Steel Connect for Steel Partners and the $0.8 million payable to Steel Partners for Steel Connect.
f.Reflects funds held for clients of $3.1 million and current lease obligations of $8.0 million from Steel Connect’s historical balance sheet, which were reclassified to other current liabilities to conform their presentation to that of Steel Partners in the unaudited pro forma condensed consolidated balance sheet at March 31, 2023.
g.Reflects the write-off of $2.0 million accrued tax liability recorded within accrued liabilities for Steel Connect that was recognized as part of purchase accounting (see also note 2d).
h.Reflects the the fair value adjustment of $9.4 million to accrued pricing liability recorded within other current liabilities for Steel Connect that was recognized as part of purchase accounting (see also note 2e).
i.Includes the $1.4 million increase to adjust Steel Connect's convertible debt to fair value as part of purchase accounting (see also note 3j).
j.Reflects the elimination of previously recorded convertible debt by Steel Connect as the balance is now considered intercompany.
k.Reflects other non-current liabilities of $4.4 million from Steel Connect’s historical balance sheet, of which $4.3 million was reclassified to accrued pension liabilities and $0.1 million was reclassified to deferred tax liabilities to conform their presentation to that of Steel Partners in the unaudited pro forma condensed consolidated balance sheet at March 31, 2023.
l.Reflects the non-recurring reversal of the $34.1 million deferred tax liability on the Aerojet common stock.
m.Reflects the $202.7 million transfer of the fair value of the Aerojet common stock from Steel Partners to Steel Connect.
n.Reflects the elimination of previously recorded investments by Steel Partners at fair value, as the balances are now considered intercompany. The fair values of these investments as of May 1, 2023 were as follows:

(in thousands)	Amount
Convertible note	$13,006
Series C redeemable preferred stock	35,000
STCN common stock	14,910
Total	$62,916

o.Reflects the $0.2 million fair value adjustment to the Series C redeemable preferred stock booked as part of purchase accounting.
p.Reflects the equity fair value adjustments booked as part of purchase accounting.
q.Reflects the fair value of non-controlling interest booked as part of purchase accounting.
r.Certain amounts from Steel Connect’s historical statement of operations data were reclassified to conform their presentation to that of Steel Partners. These include:

i.Interest income of $0.5 million for both the three months ended April 30, 2023 and the four quarters ended January 31, 2023, respectively, to other income, net.
s.Reflects the net increase in amortization expense related to the estimated fair value of acquired finite-lived identifiable intangible assets for the the three months ended March 31, 2023 and the year ended December 31, 2022. Assumptions and details are as follows:

(in thousands)	Weighted Average Useful Lives (Years)	Fair Value	Three months ended March 31, 2023	Year ended December 31, 2022
Acquired customer relationships	15	25,500	425	1,700
Adjustment to selling, general and administrative expenses			425	1,700

t.Reflects the elimination of loss (income) of associated companies, net of taxes from Steel Partners' historical statement of operations data as Steel Connect is no longer an equity method investment as a result of the Exchange Transaction.
u.Reflects entry to record the net income attributable to noncontrolling interests in Steel Connect on the Steel Partners' statement of operations.
v.Reflects entry to eliminate preferred dividends on Series C redeemable preferred stock from Steel Connect's historical statement of operations data.
w.Reflects entry to reclass net income attributable to common stockholders from Steel Connect's historical statement of operations data to net income attributable to common unitholders to conform their presentation to that of Steel Partners in the unaudited pro forma condensed statement of operations at March 31, 2023 and December 31, 2022.
x.Reflects the elimination of interest expense associated with previously recorded convertible debt from Steel Connect's historical statement of operations data.
y.Reflects transaction costs of $1.5 million incurred by SPLP after the March 31, 2023 balance sheets presented herein.
z.Reflects the reversal of the $6.2 million deferred tax asset on the previously held STCN investments.